Exhibit 10.14

                       AMENDMENT, CONSENT AND WAIVER NO. 7


        THIS AMENDMENT, CONSENT AND WAIVER NO. 7 dated as of April 12, 1999 (the "Amendment") relating to the Credit Agreement referenced below, by and among TULTEX CORPORATION, a Virginia corporation (the "Borrower"), the Guarantors and Banks identified therein, and NATIONSBANK, N.A., as Administrative Agent (the "Administrative Agent"). Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

        WHEREAS, a $187 million credit facility has been extended to Tultex Corporation pursuant to the terms of that Credit Agreement dated as of May 15, 1997 (as amended and modified the "Credit Agreement") among Tultex Corporation, the Guarantors and Banks identified therein, Corestates Bank, N.A. and First Union National Bank of Virginia, as co-agents and NationsBank, N.A., as Administrative Agent;

        WHEREAS, the credit facility was permanently reduced to $87.5 million pursuant to Amendment No. 4 dated November 13, 1998;

        WHEREAS, the Borrower has made arrangements for a temporary secured working capital credit facility with Bank of America Business Credit of approximately $10 million;

        WHEREAS, the Borrower has requested certain modifications under of the Credit Agreement to accommodate the working capital credit facility;

        WHEREAS, the requested modifications and waivers require the consent of the Required Banks;

        WHEREAS, the Required Banks have consented to the requested modifications and waivers on the terms and conditions set forth herein;

        NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. The Credit Agreement is amended and modified in the following respects:

               1.1 In Section 1.01, the following definitions are amended or added to read as follows:

               "BABC Credit Facility" shall have the meaning given such term in
Section 7.01(h).

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               1.2 In the definition of "Permitted Liens" in Section 1.01, a new clause (xi) is added immediately following clause (x) to read as follows:

               and (xi) liens on accounts receivable, inventory, general intangibles and related assets to secure the BABC Credit Facility

               1.3 In Section 7.01, the "." is replaced with "; and" at the end of subsection (g), and a new subsection (h) is added to read as follows:

               (h) a secured working capital credit facility of up to $10 million with Bank of America Business Credit (the "BABC Credit Facility"), and guaranty obligations relating thereto.

               1.4 Subsection (l) of Section 8.01 of the Credit Agreement is amended to read as follows:

               (l) Refinancing. The occurrence of either (i) failure to refinance the loans and obligations hereunder by May 10, 1999 with the proceeds of the initial advance under the senior secured credit facility described in that Proposal Letter dated as of January 29, 1999 (the "Refinancing Proposal Letter") between NationsBank, N.A. (Bank of America Business Credit Division) and the Borrower, or (ii) earlier termination of the Refinancing Proposal Letter.

        2. The Lenders, by action of the Required Lenders, hereby agree to forebear from exercising rights and remedies otherwise available in respect of noncompliance with the financial covenants in Section 6.11(a) [Consolidated Tangible Net Worth], 6.11(c) [Fixed Charges Coverage Ratio], or 6.11(e) [Consolidated Leverage Ratio] until the earlier of May 10, 1999 or the breach by the Borrower or the Guarantors of any other terms of the Credit Agreement (the "Forbearance Termination Date").

        3. This Amendment shall be effective upon receipt by the Administrative Agent of copies of this Amendment executed by the Credit Parties and Required Lenders.

        4. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

        5. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Administrative Agent's legal counsel.

        6. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

        7. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the Commonwealth of Virginia.


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        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                    TULTEX CORPORATION,
                             a Virginia Corporation

                             By:___________________________________

                             Title:

GUARANTORS:

                             DOMINION STORES, INC.,
                             a Virginia corporation

                             By:___________________________________

                             Title:

                             LOGOATHLETIC, INC.,
                             a Virginia corporation

                             By:___________________________________

                             Title:

                             LOGOATHLETIC HEADWEAR, INC.,
                             a Massachusetts corporation

                             By:___________________________________

                             Title:

                             CALIFORNIA SHIRT SALES, INC.

                             By: ___________________________________

                             Title:


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BANKS:

                             NATIONSBANK, N.A.,
                             individually in its capacity as a Bank
                             and in its capacity as Administrative Agent

                             By:___________________________________

                             Title:

                             FIRST UNION NATIONAL BANK ,
                             individually in its capacity as a Bank
                             and in its capacity as a Co-Agent

                             By:___________________________________

                             Title:

                             BANK OF TOKYO - MITSUBISHI TRUST COMPANY

                             By: ___________________________________

                             Title:

                             THE FIRST NATIONAL BANK OF CHICAGO

                             By: ___________________________________

                             Title:

                             PNC BANK, NATIONAL ASSOCIATION

                             By: ___________________________________

                             Title:

                             MORGAN GUARANTY TRUST COMPANY OF
                               NEW YORK

                             By: ___________________________________

                             Title: